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                                                                    EXHIBIT 10.2

                               FIRST AMENDMENT TO
                           PURCHASE AND SALE AGREEMENT


         THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is made and executed effective as of September 19, 2000, by and between MURRAY INCOME PROPERTIES II, LTD., a Texas limited partnership ("Seller") and GRACE DEVELOPMENT, INC., a Tennessee corporation ("Purchaser").

         Purchaser and Seller entered into that certain Purchase and Sale Agreement dated effective as of August 14, 2000 (said Purchase and Sale Agreement, herein called the "Agreement"). Purchaser and Seller now desire to amend the Agreement.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. Purchase Price. The Purchase Price of the Property shall be reduced to Nine Million Four Hundred Thousand and No/100 Dollars ($9,400,000.00).

          2. Initial Earnest Money. The amount of Initial Earnest Money shall be increased to Three Hundred Thousand and No/100 Dollars ($300,000.00).

          3. Approval Period. The Approval Period has expired, and Purchaser has waived its right of termination under Section 5.1.1 of the Agreement.

          4. Ratification. Except as provided otherwise in this Amendment, the Agreement shall continue in full force and effect in accordance with its terms.

          5. Defined Terms. Terms defined in the Agreement shall have the same meaning when used in this Amendment.

          6. Counterparts. This Amendment may be executed in two or more identical counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                  PURCHASER:

                                  GRACE DEVELOPMENT, INC.,
                                  a Tennessee corporation

                                  By:  /s/ John R. Grace
                                     ------------------------------------------
                                  Name:  John R. Grace
                                  Title: Vice President


                                  SELLER:

                                  MURRAY INCOME PROPERTIES II, LTD.,
                                  a Texas limited partnership

                                  By: Murray Realty Investors IX, Inc., a
                                      Texas corporation
                                      General Partner

                                      By:  /s/ Mitchell Armstrong
                                         --------------------------------------
                                      Name:  Mitchell Armstrong
                                      Title: President